UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2023 (May 18, 2023)

UNION PACIFIC CORPORATION
(Exact name of registrant as specified in its charter)

Utah	1-6075	13-2626465
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1400 Douglas Street, Omaha, Nebraska	68179
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (402) 544-5000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock (Par Value $2.50 per share)	UNP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
 ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

Union Pacific Corporation (the Company) held its Annual Meeting of Shareholders on May 18, 2023, conducted through a live audio webinar only (the Meeting).  Of the 610,253,359 shares outstanding and entitled to vote at the Meeting, 528,187,767 shares were present at the Meeting in person or by proxy, constituting a quorum of approximately 87%.  The shareholders of the Company’s common stock (the Shareholders) considered and voted upon seven proposals at the Meeting.

Proposal 1 – Election of Directors

The Shareholders elected each of the following directors to serve a term of one year, ending at the time of the next Annual Meeting of Shareholders in 2024 (or until a successor is elected) pursuant to the Bylaws of the Company and the applicable laws of the State of Utah:

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
William J. DeLaney	440,351,416	19,460,702	789,753	67,585,896
David B. Dillon	444,859,948	14,927,979	813,944	67,585,896
Sheri H. Edison	448,582,991	11,251,125	767,755	67,585,896
Teresa M. Finley	448,963,660	10,772,391	865,820	67,585,896
Lance M. Fritz	427,389,953	31,777,275	1,434,643	67,585,896
Deborah C. Hopkins	438,947,701	20,843,731	810,439	67,585,896
Jane H. Lute	450,586,888	9,199,813	815,170	67,585,896
Michael R. McCarthy	425,176,220	34,554,597	871,054	67,585,896
Jose H. Villarreal	441,686,047	18,047,656	868,168	67,585,896
Christopher J. Williams	440,520,701	19,200,073	881,097	67,585,896

Proposal 2 – Ratification of Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Year Ending December 31, 2023

The Shareholders voted for the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for 2023 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
500,975,818	26,328,473	883,476	0

Proposal 3 – Advisory Vote on Executive Compensation (“Say on Pay”)

The Shareholders approved, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers, by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
415,933,608	40,609,886	4,058,377	67,585,896

Proposal 4 – Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation (“Say on Frequency”)

The Shareholders approved, on an advisory (non-binding) basis, the frequency of future advisory votes to approve the compensation of the Company’s named executive officers, by the following count:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
448,496,803	808,794	10,188,923	1,107,351	67,585,896

Based on the results of the vote, and consistent with the Company’s recommendation, the Board has determined to hold an advisory vote on executive compensation on an annual basis.

Proposal 5 – Shareholder Proposal Regarding Independent Chairman

A shareholder of the Company submitted a proposal requesting that the Board of Directors adopt a policy that the Chairman of the Board of Directors shall be an independent director, if presented properly at the meeting.  The holders of the Company’s common stock voted against Proposal 5 by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
93,764,503	364,718,142	2,119,226	67,585,896

Proposal 6 – Shareholder Proposal Requesting an Amendment to Bylaws to Require Shareholder Approval for Certain Future Amendments

A shareholder of the Company submitted a proposal requesting an amendment to the Company’s Bylaws to require shareholder approval for certain future amendments, if presented properly at the meeting. Proposal 6 was rejected by the following count:

Votes For	Votes Against	Abstentions	Broker Non-Votes
80,186,845	374,085,666	6,329,360	67,585,896

Proposal 7 – Shareholder Proposal Requesting a Paid Sick Leave Policy

A shareholder of the Company submitted a proposal requesting a paid sick leave policy for all employees, if presented property at the meeting. Proposal 7 was rejected by the following count.

Votes For	Votes Against	Abstentions	Broker Non-Votes
53,102,043	400,261,287	7,238,541	67,585,896

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 19, 2023

UNION PACIFIC CORPORATION

By:	/s/ Craig V. Richardson
Craig V. Richardson
Executive Vice President, Chief Legal Officer, and Corporate Secretary